EXHIBIT 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Chris Sammons, (225) 932-2546

MEDIA CONTACT:
Sean Clancy, (225) 987-7129
SHAW GROUP ANNOUNCES FOURTH QUARTER
FINANCIAL RESULTS
•	Strong Growth Continues

•	Quarterly Revenues Rise 40 Percent

•	Quarterly Operating Cash Flow Totals $176 Million

•	Backlog Rises to a Record $14.3 Billion
     Baton Rouge, La., December 6, 2007 — The Shaw Group Inc. (NYSE: SGR) today reported financial results for its fourth quarter and fiscal year ended August 31, 2007. Net income for the three months ended August 31, 2007, inclusive of its investment in Westinghouse, was $0.6 million, or $0.01 per diluted share. Excluding the Westinghouse segment, net income was $36.9 million, or $0.44 per diluted share. In comparison, for the three months ended August 31, 2006, which was prior to the Westinghouse investment, Shaw reported net income of $13.3 million, or $0.17 per diluted share.
     Earnings before interest expense, income taxes, depreciation and amortization (EBITDA) for the three months ended August 31, 2007, including the Westinghouse segment were $13.4 million. These results included a $52 million pre-tax and non-cash foreign exchange translation loss on the company’s Japanese Yen denominated debt that partially funded the investment in Westinghouse. Excluding the Westinghouse segment, fourth quarter 2007 EBITDA was $64.2 million compared to fourth quarter 2006 EBITDA of $30.1 million. Revenues for the fourth quarter 2007 were $1.6 billion compared to $1.2 billion in the prior year quarter, a 40 percent increase. Shaw generated approximately $176 million in operating cash flow during the fourth quarter of 2007 as compared to $162 million in the fourth quarter 2006. The company’s global cash balance at August 31, 2007, exceeded $360 million.

     For the fiscal year ended August 31, 2007, inclusive of its investment in Westinghouse, Shaw reported a net loss of $19.0 million, or $0.24 per diluted share. Excluding the Westinghouse segment, fiscal year 2007 net income was $19.4 million, or $0.24 per diluted share. For the fiscal year ended August 31, 2006, Shaw reported net income of $50.2 million, or $0.63 per diluted share.
     For the fiscal year ended August 31, 2007, EBITDA including the Westinghouse segment was $59.6 million and $92.1 million excluding the Westinghouse segment. Fiscal year ended August 31, 2006, EBITDA was $124.1 million. Revenues for fiscal year 2007 were $5.7 billion compared to $4.8 billion in fiscal year 2006, a 20 percent increase. Shaw generated $461.0 million of operating cash flow in fiscal year 2007, compared to a net use of cash in operating activities of $94.5 million in fiscal year 2006.
     Shaw booked nearly $11 billion in new awards during fiscal year 2007 and its backlog of unfilled orders at August 31, 2007, rose to a record $14.3 billion, up 57 percent from approximately $9.1 billion at August 31, 2006.
     “Global demand and economic expansion in the markets we service for power generation capacity, petrochemicals and refined products continues to drive Shaw’s considerable growth,” said J.M. Bernhard Jr., Shaw’s chairman, president and chief executive officer. “New contract awards for air quality and emissions control work, plus new clean coal generation power projects, together with our nuclear projects, provided the basis for our Power Group growth. During 2007, we booked our first major nuclear power project in China and are working on the study phase of several proposed U.S.-based nuclear power projects.
     “The Energy and Chemicals Group benefited from increased demand for chemical and petrochemical production and refinery capacity in the Middle East and Asia Pacific,” Bernhard said. “Demand for our fabrication and manufacturing services is stronger as most power plants, oil refineries, petrochemical and chemical plants require significant quantities of piping. In response to the global demand of our customers, we are building our largest facility worldwide in Matamoros, Mexico, and anticipate output to begin in the second half of fiscal year 2008.
     “Our Maintenance segment also continues to perform well from current customers expanding existing contracts and from sustained strong demand at an increasing number of new locations,” said Bernhard. “Based on our record backlog, we anticipate seeing continued growth in our revenues and earnings and anticipate strong operating cash flow during fiscal year 2008 as we execute our major power, chemical and petrochemical contracts.”
     A conference call to discuss the company’s fourth quarter and fiscal year 2007 financial results will be held Thursday, December 6, 2007, at 11 a.m. Eastern time (10 a.m. Central time). During that call, the company also plans to discuss guidance for fiscal year 2008. A slide presentation outlining the fourth quarter and fiscal year 2007 earnings will be posted on the Investor Relations page of the Shaw Web site at www.shawgrp.com approximately one hour before the conference call. A live audio webcast of the conference call will be available on the Investor Relations page of the company’s Web site at www.shawgrp.com. A replay of the webcast will be available via the company’s Web site approximately one hour after the call has been completed. Interested persons may also access a replay by dialing 1-800-633-8284 and using the reservation number: 21361050.
Calculation of EBITDA
     The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from Shaw’s GAAP financial statements, EBITDA itself is not a GAAP measure. A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information included in this release. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
     The Shaw Group Inc. is a leading global provider of engineering, procurement, construction, technology, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services for government and private sector clients in the energy, chemical, environmental, infrastructure and emergency response markets. Headquartered in Baton Rouge, La., with nearly $6 billion in annual revenues, Shaw employs approximately 27,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit Shaw’s Web site at www.shawgrp.com.
     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans” or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s Web site under the heading “Forward-Looking Statements.” These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis, visit our Web site at www.shawgrp.com.
# # #

THE SHAW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended August 31,		Twelve Months Ended August 31,
	2007	2006	2007	2006
Revenues	$1,636,650	$1,168,756	$5,723,712	$4,775,649
Cost of revenues	1,514,183	1,083,169	5,348,295	4,454,629

Gross profit	122,467	85,587	375,417	321,020
General and administrative expenses	70,477	63,035	274,490	225,575

Operating income	51,990	22,552	100,927	95,445
Interest expense	(1,952)	(5,798)	(12,811)	(19,177)
Interest expense on Japanese Yen-denominated bonds including accretion and amortization	(8,585)	—	(30,577)	—
Interest income	5,107	1,667	13,785	5,939
Loss on retirement of debt	—	—	(1,119)	—
Foreign currency translation losses on Japanese Yen-denominated bonds, net	(51,652)	—	(33,204)	—
Other foreign currency transaction gains (losses), net	(268)	(42)	(5,275)	(865)
Other income (expense), net	1,341	(1,288)	1,440	(933)

	(56,009)	(5,461)	(67,761)	(15,036)
Income (loss) before income taxes, minority interest, and earnings (losses) from unconsolidated entities	(4,019)	17,091	33,166	80,409
Provision (benefit) for income taxes	(8,464)	(39)	10,747	17,600

Income before minority interest and earnings (losses) from unconsolidated entities	4,445	17,130	22,419	62,809
Minority interest	(4,831)	(4,764)	(17,699)	(14,725)
Income from 20% Investment in Westinghouse, net of income taxes	719	—	2,176	—
Earnings (losses) from unconsolidated entities, net of income taxes	312	980	(25,896)	2,142

Net income (loss)	$645	$13,346	$(19,000)	$50,226

Net income (loss) per common share:
Basic:	$0.01	$0.17	$(0.24)	$0.64

Diluted:	$0.01	$0.17	$(0.24)	$0.63

THE SHAW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except shares)

	August 31, 2007	August 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$341,359	$155,412
Restricted and escrowed cash	19,266	43,409
Accounts receivable, including retainage, net	771,806	718,721
Inventories	184,371	114,436
Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	398,131	470,708
Deferred income taxes	79,146	85,085
Prepaid expenses	23,576	8,781
Other current assets	34,435	83,312

Total current assets	1,852,090	1,679,864
Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	41,227	53,173
Investment in Westinghouse	1,094,538	—

Property and equipment, at cost	418,514	345,369
Less accumulated depreciation	(198,662)	(167,121)

Property and equipment, net	219,852	178,248

Goodwill	513,951	506,592
Intangible assets	27,356	31,108
Deferred income taxes	22,155	—
Other assets	103,683	88,369

	$3,874,852	$2,537,354

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$553,273	$481,351
Accrued salaries, wages and benefits	119,219	101,621
Other accrued liabilities	200,500	125,430
Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	572,435	331,650
Short-term debt and current maturities of long-term debt	7,687	11,688

Total current liabilities	1,453,114	1,051,740
Long-term debt, less current maturities	9,337	173,534
Japanese Yen-denominated long-term bonds secured by Investment in Westinghouse, net	1,087,428	—
Deferred income taxes	—	18,664
Interest rate swap contract on Japanese Yen-denominated bonds	6,667	—
Other liabilities	62,960	41,678
Minority interest	18,825	13,408
Shareholders’ equity Preferred Stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common Stock, no par value, 86,711,957 and 85,866,727 shares issued, respectively; and 81,197,473 and 80,475,928 shares outstanding, respectively	1,104,633	1,072,589
Retained earnings	273,602	292,602
Accumulated other comprehensive loss	(36,666)	(25,363)
Treasury stock, 5,514,484 shares and 5,390,799 shares, respectively	(105,048)	(101,498)

Total shareholders’ equity	1,236,521	1,238,330

	$3,874,852	$2,537,354

REVENUES BY GEOGRAPHY
(In millions, except percentages)

Three Months Ended August 31,	2007	%	2006	%

United States	$1,266.6	77	$955.7	82
Asia/Pacific Rim countries	61.8	4	38.6	3
Middle East	235.2	14	124.9	11
United Kingdom & other European countries	56.8	4	31.8	3
South America and Mexico	7.4	1	11.8	1
Canada	4.1	—	3.0	—
Other	4.8	—	3.0	—

Total revenues	$1,636.7	100%	$1,168.8	100%

Fiscal Year Ended August 31,	2007	%	2006	%

United States	$4,525.1	79	$4,197.8	88
Asia/Pacific Rim countries	224.3	4	161.4	3
Middle East	749.4	13	293.3	6
United Kingdom & other European countries	173.8	3	73.7	2
South America and Mexico	22.4	1	24.9	1
Canada	15.2	—	17.3	—
Other	13.5	—	7.2	—

Total revenues	$5,723.7	100%	$4,775.6	100%

BACKLOG BY SEGMENT
(In millions, except percentages)

	August 31,		August 31,
	2007	%	2006	%
Fossil and Nuclear	$6,768.9	47	$3,238.4	35
E&I	2,589.2	18	2,765.1	30
E&C	2,550.8	18	1,412.3	16
Maintenance	1,691.6	12	1,250.9	14
F&M	713.8	5	408.9	5

Total backlog	$14,314.3	100%	$9,075.6	100%

REVENUES AND GROSS PROFIT BY SEGMENT
(In millions, except percentages)

	Three Months Ended		Fiscal Year Ended
	August 31,		August 31,
	2007	2006	2007	2006
Revenues
Fossil and Nuclear	$589.8	$258.5	$1,635.6	$849.0
E&I	386.2	415.7	1,469.3	2,115.3
E&C	309.6	200.7	1,063.9	587.6
Maintenance	213.9	195.9	1,081.5	904.0
F&M	136.6	98.0	472.8	319.7
Corporate	0.6	—	0.6	—

Total revenues	$1,636.7	$1,168.8	$5,723.7	$4,775.6

Gross profit
Fossil and Nuclear	$38.8	$27.2	$75.0	$4.6
E&I	26.4	29.8	94.7	197.1
E&C	13.4	6.0	70.2	22.6
Maintenance	9.0	0.4	19.9	29.4
F&M	34.3	22.2	115.0	67.3
Corporate	0.6	—	0.6	—

Total gross profit	$122.5	$85.6	$375.4	$321.0

Gross profit percentage
Fossil aned Nuclear	6.6%	10.5%	4.6%	0.5%
E&I	6.8%	7.2%	6.5%	9.3%
E&C	4.3%	3.0%	6.6%	3.8%
Maintenance	4.2%	0.2%	1.8%	3.3%
F&M	25.1%	22.7%	24.3%	21.1%
Corporate	NM	NM	NM	NM
Total gross profit percentage	7.5%	7.3%	6.6%	6.7%

REGULATION G DISCLOSURES
(1) The company believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20% interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management in order to demonstrate the profitability of our other segments as well as to point out certain non-cash charges related to this investment.

(a)	The Shaw Group Inc. Reconciliation of Shaw Consolidated Results to Shaw Excluding Investment in Westinghouse Segment for the three months ended August 31, 2007

(in millions, except per share data)	Q4 FY 2007
	Quarter ended August 31, 2007
			Actuals
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse
Revenues	$1,636.7	$0.0	$1,636.7
Cost of revenues	1,514.2	0.0	1,514.2

Gross profit	122.5	0.0	122.5

General and administrative expenses	70.5	0.2	70.3

Operating income (loss)	52.0	(0.2)	52.2

Interest expense	(1.9)	0.0	(1.9)
Interest expense on JPY-denominated bonds including accretion and amortization	(8.6)	(8.6)	0.0
Interest income	5.1	0.0	5.1
Loss on retirement of debt	0.0	0.0	0.0
Foreign currency translation gains (losses) on JPY-denominated bonds, net	(51.7)	(51.7)	0.0
Other foreign currency transaction gains (losses), net	(0.2)	0.0	(0.2)
Other income (expense), net	1.3	(0.0)	1.3

	(56.0)	(60.3)	4.3
Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	(4.0)	(60.5)	56.5
Provision (benefit) for income taxes	(8.5)	(23.5)	15.0

Income (loss) before minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	4.5	(37.0)	41.5
Minority interest	(4.8)	0.0	(4.8)
Income from 20% Investment in Westinghouse, net of income taxes	0.7	0.7	0.0
Earnings (losses) from unconsolidated entities, net of income taxes	0.2	0.0	0.2

Income (loss) from continuing operations	0.6	(36.3)	36.9

Loss from and impairment of discontinued operations, net of income taxes	0.0	0.0	0.0

Net income (loss)	$0.6	($36.3)	$36.9

Net income (loss) per common share:
Basic income (loss) per common share	$0.01	$(0.45)	$0.46

Diluted income (loss) per common share	$0.01	$(0.43)	$0.44

Weighted average shares outstanding:
Basic	80.1	80.1	80.1
Diluted:	83.0	83.0	83.0

REGULATION G DISCLOSURES
(1) The company believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20% interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management in order to demonstrate the profitability of our other segments as well as to point out certain non-cash charges related to this investment.

(b)	The Shaw Group Inc. Reconciliation of Shaw Consolidated Results to Shaw Excluding Investment in Westinghouse Segment for the twelve months ended August 31, 2007

(in millions, except per share data)	FY2007
	Fiscal year ended August 31, 2007
			Actuals
		Westinghouse	Excluding
	As Reported	Segment	Westinghouse
Revenues	$5,723.7	$0.0	$5,723.7
Cost of revenues	5,348.3	0.0	5,348.3

Gross profit	375.4	0.0	375.4

General and administrative expenses	274.5	2.9	271.6

Operating income (loss)	100.9	(2.9)	103.8

Interest expense	(12.8)	0.0	(12.8)
Interest expense on JPY-denominated bonds including accretion and amortization	(30.6)	(30.6)	0.0
Interest income	13.8	0.0	13.8
Loss on retirement of debt	(1.1)	0.0	(1.1)
Foreign currency translation gains (losses) on JPY-denominated bonds, net	(33.2)	(33.2)	0.0
Other foreign currency transaction gains (losses), net	(5.3)	0.0	(5.3)
Other income (expense), net	1.4	0.0	1.4

	(67.8)	(63.8)	(4.0)

Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	33.1	(66.7)	99.8
Provision (benefit) for income taxes	10.7	(26.1)	36.8

Income (loss) before minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	22.4	(40.6)	63.0
Minority interest	(17.7)	0.0	(17.7)
Income from 20% Investment in Westinghouse, net of income taxes	2.2	2.2	0.0
Earnings (losses) from unconsolidated entities, net of income taxes	(25.9)	0.0	(25.9)

Income (loss) from continuing operations	(19.0)	(38.4)	19.4

Loss from and impairment of discontinued operations, net of income taxes	0.0	0.0	0.0

Net income (loss)	($19.0)	($38.4)	$19.4

Net income (loss) per common share:
Basic income (loss) per common share	$(0.24)	$(0.48)	$0.24

Diluted income (loss) per common share	$(0.24)	$(0.48)	$0.24

Weighted average shares outstanding:
Basic	79.9	79.9	79.9
Diluted:	79.9	79.9	81.8

(2) The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA iteself is not a GAAP measure. The following table relfects the company’s calculation of EBITDA and EBITDA %. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income, and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
Reconciliation of EBITDA calculation for the three months ended August 31, 2007 and August 31, 2006

	Q4 FY 2007			Q4 FY 2006
			Actuals
		Westinghouse	Excluding	Actuals
	Consolidated	Segment	Westinghouse	(Restated)
(in millions)
Net Income (Loss)	$0.6	$(36.3)	$36.9	$13.3

Interest Expense	10.5	8.6	1.9	5.8
Depreciation and Amortization	10.5	—	10.5	10.7
Provision for Income Taxes	(8.5)	(23.5)	15.0	(0.0)
Income Taxes on Unconsolidated Subs	0.3	0.4	(0.1)	0.3
Income Taxes on Discontinued Ops	—	—	—	—

EBITDA	$13.4	$(50.8)	$64.2	$30.1

Revenue	1,636.7	N/A	1,636.7	1,168.8

EBITDA %	0.8%	N/A	3.9%	2.6%

Reconciliation of EBITDA calculation for the twelve months ended August 31, 2007 and August 31, 2006

	FY2007			FY2006
			Actuals
		Westinghouse	Excluding	Actuals
	As Reported	Segment	Westinghouse	(Restated)
(in millions)
Net Income (Loss)	$(19.0)	$(38.4)	$19.4	$50.2

Interest Expense	43.4	30.6	12.8	19.2
Depreciation and Amortization	41.3	—	41.3	35.3
Provision for Income Taxes	10.7	(26.1)	36.8	17.6
Income Taxes on Unconsolidated Subs	(16.8)	1.4	(18.2)	1.8
Income Taxes on Discontinued Ops	—	—	—	—

EBITDA	$59.6	$(32.5)	$92.1	$124.1

Revenue	5,723.7	N/A	5,723.7	4,775.6

EBITDA %	1.0%	N/A	1.6%	2.6%